Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of Optelecom-NKF, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edmund Ludwig
Edmund Ludwig
August 10, 2009

/s/ Steven Tamburo
Steven Tamburo
August 10, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.